UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2008

IMMUNICON CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	000-50677	23-2269490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania	19006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 830-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2008, Immunicon Corporation (“Immunicon”) received a deficiency letter from The NASDAQ Stock Market indicating that Immunicon does not comply with Marketplace Rule 4450(a)(3), which requires Immunicon to have a minimum of $2,500,000 in stockholders’ equity for continued listing on The NASDAQ Capital Market. The staff of The NASDAQ Stock Market (the “NASDAQ Staff”) noted that Immunicon reported stockholders’ equity of ($3,508,000) in its Annual Report on Form 10-K for the year ended December 31, 2007. Accordingly, the NASDAQ Staff is reviewing Immunicon’s eligibility for continued listing on The NASDAQ Capital Market. The NASDAQ staff have requested that on or before April 17, 2008, Immunicon submit a specific plan to achieve and sustain compliance with all applicable continued listing requirements of The NASDAQ Capital Market, including the time frame for completion of the plan.

Alternatively, Immunicon may terminate its listing on The NASDAQ Capital Market and pursue a quotation of its common stock on the Over-the-Counter Bulletin Board (“OTCBB”). Immunicon has decided to have a market-maker submit an application to pursue quotation of its common stock on the OTCBB and expects the market-maker to submit the application prior to April 17, 2008. The application is subject to clearance by the Financial Industry Regulatory Authority.

On April 4, 2008, Immunicon issued a press release announcing its receipt of the letter from The NASDAQ Stock Market described above. The full text of the April 4, 2008 press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

In its press release dated April 4, 2008, Immunicon also announced that the audit opinion regarding Immunicon’s 2007 financial statements included in Immunicon’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 28, 2008, includes an explanatory “going concern” paragraph which states that Immunicon’s recurring losses from operations, accumulated deficit and negative cash flows from operations raise substantial doubt about its ability to continue as a going concern. NASDAQ Marketplace Rules require NASDAQ-listed companies to publicly announce the receipt of a “going concern” audit opinion. The full text of the April 4, 2008 press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In a separate press release dated April 7, 2008, Immunicon announced that it is exploring and evaluating various financial and strategic alternatives, including the sale of some or all of its businesses. Immunicon has retained Stifel, Nicolaus & Company as its financial advisor to assist in exploring and evaluating various financial and strategic alternatives. Immunicon stated that there could be no assurance that its retention of Stifel, Nicolaus & Company will result in any specific transaction. Immunicon does not intend to comment further publicly with respect to any potential financial and strategic alternatives unless a specific transaction is approved by its Board of Directors. The full text of the April 7, 2008 press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Press release dated April 4, 2008.

99.2 – Press release dated April 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

By:	BYRON D. HEWETT
Byron D. Hewett
President and Chief Executive Officer

Dated: April 7, 2008

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release dated April 4, 2008.

99.2	Press release dated April 7, 2008.